Exhibit (h)(6)

6.13.2023

Exhibit B

to the

Transfer Agent and Shareholder Servicing Agreement

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund

■ Base Fee per CUSIP	$7,500 per CUSIP
■ Open Accounts	$12.00 per open account
■ Closed (zero balance) Accounts	$2.50 per closed account
■ Daily Accrual / NSCC Level 3 Accounts	$9.00 per open account
■ Daily Accrual Fund Accounts	$22.00 per open account

Annual Basis Point Fee per Fund Complex on average net assets

0.08 basis points on the First $25 billion

0.07 basis points on the Next $25 billion

0.05 basis points on balance

Services Included in Annual Basis Point Fee

■	Telephone Calls

■	Voice Response Calls

■	Manual Shareholder Transaction & Correspondence

■	Omnibus Account Transaction

■	Daily Valuation/Manual 401k Trade

■	Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.

■	NSCC System Interface

■	Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.

■	Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

■	12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

■	Client Web Data Access - STAT

■	Electronic Form Delivery and Signature Capture

Chief Compliance Officer Support Fee

■	$3,000 per year per fund complex

Money Market Reform Charges

■	$50,000 – DST Annual Fee

Activity Charges

■	E-mail Services

−	$200 /month administration

−	$3.00 /e-mail received

■	Draft Check Processing - $3.00 /draft

■	Daily Valuation Trades - $10.00 /trade

■	Lost Shareholder Search - $5.00 /search

■	AML New Account Service - $1.00 /new domestic and $2.00 /new foreign

■	AML Annual Base Fee $5,000 (Per Fund Complex)

■	ACH/EFT Shareholder Services

−	$125.00 /month/fund group

−	$0.50 /ACH item, setup, change

−	$5.00 /correction, reversal

■	$15.00 / outgoing wire transfer

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

6.13.2023

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

6.13.2023

Transfer Agent & Shareholder Services
Additional Services Fee Schedule

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

■	$15.00 per qualified plan account or Coverdell ESA account (Cap at $30.00 per SSN)

■	$25.00 per transfer to successor trustee

■	$25.00 per participant distribution (Excluding SWPs)

■	$25.00 per refund of excess contribution

■	$25.00 per reconversion/recharacterization

Additional Shareholder Paid Fees

■	$15.00 per outgoing wire transfer or overnight delivery

■	$5.00 per telephone exchange

■	$25.00 per return check or ACH or stop payment

■	$5.00 per statement year requested per account (This fee applies to research requests for statements older than the prior year)

CUSIP Setup

■	CUSIP Setup beyond the initial CUSIP – $1,500 per CUSIP

■	Expedited CUSIP Setup – $3,000 per CUSIP (Less than 35 days)

Programming Services

■	$200 per hour (subject to change)

■	Charges incurred for customized services based upon fund family requirements including but not limited to:

-	Fund setup programming (transfer agent system, statements, options, etc.)

-	Customized service development

-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

-	All other client specific customization and/or development services

Client Web Data Access

U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

■	Ad Hoc/PowerSelect File Development

-	Standard ad-hoc select: $300 per file

-	Custom coded data for recurring, scheduled delivery: $200 per hour consultation and programming development

-	Support: $100 per file per month for recurring files/reports scheduled for delivery via Report Source.

-	Recurring files scheduled for delivery via Report Source.

■	Custom Electronic File Exchange (MFS delivery of standard TIP files)

-	Setup: $3,000 one-time fee

-	Support: $100 per file per month

■	File Delivery to Alternate Sales Reporting Provider

-	Setup: $3,000 one-time fee

-	Maintenance Fee: $100 per file per month

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

■	Base Fee Per Management Company – file generation and delivery – $6,000 per year

■	Per Record Charge

-	Rep/Branch/ID – $.018

-	Dealer – $0.012

■	Price Files – $0.002 per record or $1.75 per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.

■	Account inquiry

6.13.2023

-	Inquiry - $0.05 per event

-	Vision ID - $5.00 per month per ID

■	Transaction Processing*

-	Implementation Fee - $5,000 per Management Company
-	Transaction – purchase, redeem, and exchange - $0.50 per event
-	Monthly Minimum Charge - $500 per month

■	Electronic Statements*

-	Implementation- $5,000 per fund group

-	Load charges-$0.05 per image

-	Archive charge (for any image stored beyond 2 years)-$0.015 per document

*Vision ID and event charges also apply.

Recordkeeping Application Access

■	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers

-	$1,500 implementation

-	$500 per month

■	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers

-	Cost varies depending upon location and bandwidth

■	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

-	$500 implementation

-	$200 per ID per month

■	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

-	$2,500 implementation

-	$350 per ID per month

■	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.

-	$1,000 implementation

-	$200 per ID per month

■	Automated Work Distributor (AWD) – Image and workflow application.

-	$13,500 implementation

-	$400 per ID per month

■	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.

-	$1,500 implementation

-	$200 per ID per month

■	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.

-	$3,000 per month